UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012 (June 22, 2012)

J. ALEXANDER’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The Merger Agreement

On June 22, 2012, J. Alexander’s Corporation, a Tennessee corporation (“J. Alexander’s” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among J. Alexander’s, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity” or “Parent”), American Blue Ribbon Holdings, Inc., a newly-formed Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly-owned subsidiary of ABRH (“Merger Sub”), and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Parent (the “Operating Company”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation at that time will be a direct, wholly-owned subsidiary of ABRH (the “Merger”).

Transaction Summary

The Merger Agreement and related transaction documents described in this Current Report on Form 8-K contemplate the following key related transactions:

•

Merger. As mentioned above, the Company will merge with a subsidiary of a new public company, ABRH. In the Merger, J. Alexander’s shareholders may elect to receive either (i) $12 in cash or (ii) $3 in cash and a share of ABRH Class A common stock (“Class A Shares”), subject to proration, for each share of J.Alexander’s common stock they hold.

The aggregate number of ABRH Class A Shares to be issued to the former J. Alexander’s shareholders is fixed at 2,993,618, which will represent at closing a 49.9% economic interest in ABRH. The Class A Shares issued to former J. Alexander’s shareholders will be listed on NASDAQ or an equivalent national securities exchange. The remaining shares of ABRH common stock will be held by Fidelity National Special Opportunities, Inc., a wholly owned subsidiary of Fidelity (“FNSO”), and Newport Global Opportunities Fund LP (“Newport”), a private investment fund of Newport Global Advisors LP.

•

Contribution. Immediately following the Merger, the Surviving Corporation will undergo an internal restructuring and contribute all of its assets and liabilities (including its subsidiaries) to the Operating Company.

•

Issuance of Managing Member Interest. In exchange for the contribution, ABRH (through its ownership of the Surviving Corporation) will receive a 12% managing member interest in the Operating Company. The Operating Company will, at that time, own the combined restaurant operations of Fidelity and J. Alexander’s.

As a result of these transactions:

•

ABRH Shares Held by Former J. Alexander’s Shareholders. The former J. Alexander’s shareholders that receive stock in the Merger will hold an approximate 6% economic interest in the combined restaurant operations through their ownership of a 49.9% economic interest in ABRH.

•

ABRH Shares Held by FNSO and Newport. FNSO and Newport will together own an approximate 6% economic interest in the combined restaurant operations through their ownership of a 50.1% economic interest in ABRH. More specifically:

•

FNSO. FNSO will hold shares of ABRH Class B common stock (“Class B Shares”). The Class A Shares and Class B Shares have identical economic rights and generally vote together on all matters, provided that the Class B Shares will entitle FNSO to 50.1% of the aggregate voting power in ABRH, so long as FNSO and its affiliates continue to own at least a 40% combined economic interest in the Operating Company (measured through ownership of Operating Company units and Class A Shares and Class B Shares). The Class B Shares issued to FNSO will represent 30.6% of the total outstanding Class A Shares and Class B Shares.

•

Newport. Newport will hold unregistered Class A Shares and ABRH Class C common stock (“Class C Shares”). The Class C Shares have no economic rights, but provide Newport a right to board representation and a consent right on certain major decisions, so long as Newport and its affiliates continue to maintain certain specified levels of combined economic interest in the Operating Company (measured through ownership of Operating Company units and Class A Shares). The Class A Shares issued to Newport will represent 19.5% of the total outstanding Class A Shares and Class B Shares.

•

Operating Company Units Held by FNSO, Newport and Other Coinvestors. FNSO, Newport and certain other minority coinvestors will own the remaining 88% economic interest in the combined restaurant operations through ownership of units in the Operating Company. These units will be exchangeable for Class A Shares pursuant to an exchange agreement.

The description of the Merger Agreement and the transactions contemplated by it included in this Current Report on Form 8-K does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Company Common Stock; Consideration

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.05 per share, of the Company (“Company Common Stock”) will be converted into the right to receive, at the election of the shareholder, either $12.00 in cash, without interest (the “Cash Election”), or a combination of $3.00 in cash, without interest, and one Class A Share (the “Cash/Stock Election”). Shareholder elections of merger consideration are subject to proration in the event of over- or under-subscription of the Cash/Stock Election, so that an aggregate of 2,993,618 Class A Shares will be issued to former shareholders of the Company, representing 49.9% of the total outstanding Class A Shares and Class B Shares. As a result, if former shareholders of the Company make Cash/Stock Elections that would result in more than 2,993,618 Class A Shares being issuable to them, then each former J. Alexander’s shareholder making a Cash/Stock Election with respect to any portion of his, her or its Company Common Stock will be treated as if he, she or it made a Cash Election with respect to a pro-rated number of their shares of Company Common Stock, so that, after all of these pro-rations, the former J. Alexander’s shareholders will receive an aggregate of 2,993,618 Class A Shares.

It is anticipated that a shareholder may recognize taxable gain in the Merger up to the amount of cash that the shareholder actually receives, but that taxation of a shareholder’s receipt of Class A Shares in the Merger will be deferred until those shares are disposed of in a subsequent taxable transaction.

Upon the completion of certain additional restructuring and contribution transactions contemplated by the Merger Agreement and other related documents, the Class A Shares (representing 49.9% of the total outstanding Class A Shares and Class B Shares) issued to former J. Alexander’s shareholders will represent approximately 6% of the combined economic interest in the Operating Company. These additional transactions and the remaining economic interests outstanding as of the closing of the transactions are described below under the headings, “The Contribution” and “Capitalization of ABRH Following the Merger and the Contribution.”

Immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock, whether vested or unvested, shall become fully vested and exercisable and, to the extent not exercised prior to the Effective Time, shall be canceled in exchange for a payment of cash by the Surviving Corporation equal to the product of (a) the excess, if any, of $12.00 over the exercise price per share of Company Common Stock for such option and (b) the number of shares of Company Common Stock then subject to such option. Each option to purchase Company Common Stock having an exercise price greater than $12.00 shall be cancelled without any cash payment in respect thereof.

Go-Shop Period

The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to initiate, solicit, facilitate and encourage competing proposals until 11:59 p.m. (Nashville time) on July 22, 2012, including by way of providing information to, and engaging in discussions with, third parties. From that date, the Company may continue discussions with any “excluded party,” defined as a party that submits a written proposal to the Company or its representatives during the go-shop period that the Board of Directors believes in good faith, after consultation with the Company’s financial advisor and outside counsel, to be bona fide and is, or would reasonably be expected to result in, a “superior proposal,” as defined in the Merger Agreement.

Upon the expiration of the go-shop period, the Company will become subject to “no shop” restrictions on its ability to solicit third-party proposals, provide information to, and engage in discussions with, third-parties, except with respect to any excluded parties with whom the Company continues to be engaged in active discussions. The no-shop restriction is subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, a bidder regarding its acquisition proposal if:

•	the acquisition proposal is received after the end of the Go-Shop Period but before shareholder approval of the Merger Agreement is obtained;

•	the receipt of the acquisition proposal did not result from a material breach of the no-shop restriction; and

•

the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties under applicable law and (ii) that such acquisition proposal is, or would reasonably be expected to result in, a “superior proposal.”

Conditions to the Merger; Covenants of the Parties

Consummation of the Merger is not subject to a financing condition, but is subject to various customary conditions, including, among others: (a) the J. Alexander’s shareholders shall have approved the Merger Agreement and the related transaction documents described below; (b) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (c) the declaration of effectiveness by the Securities and Exchange Commission (the “SEC”) of the Form S-4 registration statement for the Class A Shares to be issued in the Merger; (d) approval of the listing of the Class A Shares to be issued in the Merger on NASDAQ or an equivalent national securities exchange; (e) the performance in all material respects by each party of its obligations under the Merger Agreement; and (f) the receipt by the Company of an opinion from its counsel to the effect that the exchange of Company Common Stock for cash and Class A Shares will qualify for United States Federal income tax purposes as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains customary representations and warranties made by each of J. Alexander’s, FNF, ABRH, Merger Sub and the Operating Company, which expire at the Effective Time. Each of the parties have also made customary covenants in the Merger Agreement, including, in addition to those related to the go-shop period and no-shop restrictions discussed above, covenants to (a) prepare and file with the SEC, as soon as practicable following the date of the Merger Agreement (and in any event no later than Monday, August 6, 2012), (i) the form of proxy statement that will be provided to the Company shareholders in connection with the solicitation of proxies for use at a meeting of the Company shareholders, and (ii) the registration statement on Form S-4, which will include the Company’s proxy statement as a prospectus for the offering of the Class A Shares in the Merger; and (b) cooperate with each other and use their respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the transactions contemplated by the Merger Agreement.

Each of J. Alexander’s and the Operating Company have additionally agreed, subject to certain exceptions, to conduct their respective restaurant operating businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Effective Time and not to take certain actions during such period.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Merger is not consummated on or before March 22, 2013. Upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” the Company has agreed to pay Parent a termination fee of $2.16 million. The Merger Agreement requires the Company to pay a reduced termination fee of $1.08 million if the Company terminates the Merger Agreement to enter into an agreement with respect to a “superior proposal” either prior to the end of the “go-shop” period or with an excluded party prior to the approval of the Merger Agreement by the Company’s shareholders. In addition, under certain circumstances and subject to limitations, the Company will be required to reimburse up to $500,000 of Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, but any such expense reimbursement will be offset against the payment of the termination fee, if required to be paid in the future.

The Contribution

Concurrently with its execution of the Merger Agreement, the Company entered into an Agreement and Plan of Restructuring with Parent and ABRH (the “Restructuring Plan”) and an Asset Contribution Agreement with the Operating Company (the “Contribution Agreement”), the obligations under each of which will become effective at the Effective Time. Subject to the consummation of the Merger, and immediately following the Effective Time, the Surviving Corporation will effect, at the Operating Company’s expense, certain restructuring and contribution transactions whereby all of the assets and liabilities of the Surviving Corporation (including the current restaurant operating assets of J. Alexander’s) will be contributed to the Operating Company and, in exchange therefor, the Surviving Corporation will receive 12% of the units of the Operating Company and become the managing, or controlling, member of the Operating Company, and the Operating Company will become a subsidiary of the Surviving Corporation. The transactions described in the preceding sentence are referred to herein as the “Contribution.”

Following the Contribution, ABRH, through its wholly-owned subsidiary the Surviving Corporation, will own a 12% economic interest in the Operating Company, and the remaining 88% economic interest in the Operating Company will be held directly by the existing owners of the Operating Company, including FNSO, Newport and other individual minority investors. Upon the Contribution, each of FNSO, Newport, the individual minority investors and the Surviving Corporation (as managing member) will enter into a Second Amended and Restated Limited Liability Company Agreement of the Operating Company (the “LLC Agreement”), which will define the rights and preferences of the members of the Operating Company, including the Surviving Corporation’s rights and obligations as managing member. For instance, the LLC Agreement entitles (i) the Surviving Corporation, as the managing member (acting at the direction of ABRH’s Board of Directors), to “drag along” the other members of the Operating Company in a sale of the Operating Company or ABRH approved by the Managing Member and Newport, (ii) Newport to certain consent and veto rights with respect to certain activities of the Operating Company and (iii) FNSO, Newport and their respective affiliates to the preemptive rights described below.

Following the Contribution, ABRH will be a holding company whose sole asset will be all of the equity interests in the Surviving Corporation, and the primary asset of the Surviving Corporation will, in turn, be the 12% managing member’s interest in the Operating Company. Following the Contribution, the Operating Company will own, through its subsidiaries, the current restaurant operating assets of J. Alexander’s as well as Fidelity’s existing restaurant interests, which include the following restaurant brands: Bakers Square, Max & Erma’s, Village Inn, the APC award winning pie bakery Legendary Baking and the recently acquired O’Charley’s, which includes Stoney River Legendary Steaks, O’Charley’s and Ninety Nine.

The foregoing description of the Restructuring Plan, the Contribution Agreement, the LLC Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are included, respectively, as Exhibits A, B and E to the Merger Agreement, filed as Exhibit 2.1 hereto and, in each case, are incorporated herein by reference.

Capitalization of ABRH Following the Merger and the Contribution

FNSO and Newport have entered into a subscription agreement with ABRH under which FNSO and Newport will contribute to ABRH an aggregate amount in cash sufficient to fund, among other things, the cash portion of the merger consideration. Under the subscription agreement, FNSO has been issued unregistered Class B Shares, while Newport has received unregistered Class A Shares. As a result, upon the Effective Time, the Class B Shares held by FNSO will represent approximately 30.6% of the total outstanding Class A Shares and Class B Shares, the Class A

Shares held by Newport will represent approximately 19.5% of the total outstanding Class A Shares and Class B Shares, and the Class A Shares held by former shareholders of J. Alexander’s will represent approximately 49.9% of the total outstanding Class A Shares and Class B Shares.

Each Class B Share is convertible into one Class A Share at the election of its holder or automatically upon the earlier transfer to a non-affiliate. Each Class A Share represents the same economic interest in ABRH as a Class B Share, and the Class A Shares and Class B Shares generally vote together as a single class on all matters submitted to the ABRH stockholders, except with respect to certain amendments of the ABRH’s organizational documents. The Class B Shares, however, entitle FNSO to a minimum of 50.1% of the aggregate voting power of ABRH stockholders, so long as FNSO and its affiliates retain at least a 40% combined economic interest in the Operating Company (including both direct ownership in the Operating Company and indirect ownership in the Operating Company through ABRH). Immediately following the completion of the transactions, FNSO will hold a 52.0% combined economic interest in the Operating Company.

In addition to the Class A Shares, under the subscription agreement described above, Newport has been issued unregistered Class C Shares, which have no economic rights, but which will entitle Newport to nominate and elect two members of the board of directors of ABRH, so long as Newport and its affiliates retain at least a 17.5% combined economic interest in the Operating Company (including both direct ownership in the Operating Company, and indirect ownership in the Operating Company through ABRH), or one director if Newport’s and its affiliates’ combined economic interest falls below 17.5% but remains greater than 10%. In addition, so long as Newport’s and its affiliates’ combined economic interest in the Operating Company is at least 17.5%, the Class C Shares will entitle Newport to certain consent and veto rights with respect to certain activities of ABRH. The Class C Shares will not represent economic rights in ABRH, but will exist solely for the purposes described above. The Class C shares are non-transferable except to certain affiliates. Immediately following the completion of the transactions, Newport will hold a 36.6% combined economic interest in the Operating Company.

In addition, pursuant to the ABRH Charter (as defined below) and the LLC Agreement, FNSO and its affiliates, on the one hand, and Newport and its affiliates, on the other hand, each have preemptive rights on any new issuance of equity or debt securities by ABRH or any of its subsidiaries (including the Operating Company and its subsidiaries), subject to certain exceptions, so long as FNSO and its affiliates or Newport and its affiliates, as applicable, have a combined economic interest in the Operating Company of at least 17.5%.

The foregoing description of the rights and preferences of the Class A Shares, Class B Shares and Class C Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amended and Restated Certificate of Incorporation of ABRH (the “ABRH Charter”), which defines the rights and preferences of each class of stock of ABRH that will be outstanding upon the closing of the transactions and is included as Exhibit C to the Merger Agreement, filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Agreements

In addition to the LLC Agreement and the ABRH Charter described above, certain other agreements will be entered into by and among ABRH, the Surviving Corporation, the Operating Company, FNSO and Newport which will govern various rights and obligations between and among the parties related to the post-closing organizational and capital structure of the combined entity’s restaurant operating companies. Among these additional agreements is an Exchange Agreement (the “Exchange Agreement”), the rights and obligations under which will become effective upon the completion of the Merger and the Contribution and pursuant to which FNSO, Newport and the other minority coinvestors will be allowed to exchange from time to time their units in the Operating Company for either cash (in an amount generally based on the fifteen day average of the daily volume weighted average trading price of the Class A Shares) or ABRH Class A Shares (on a “one ABRH Class A Share per unit”-basis), determined at the election of ABRH. The Exchange Agreement includes mechanics and other covenants designed to ensure that each Class A Share and Class B Share represents, at all times during which the Exchange Agreement is effective, the same percentage economic interest in the Operating Company as a unit represents.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement and is included as Exhibit I to the Merger Agreement, filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Summary Disclaimer

This summary of the principal terms of the Merger Agreement and related transaction documents and the copy of the Merger Agreement and material exhibits filed with this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and related transaction documents and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement, the Contribution, the Restructuring Plan, the Contribution Agreement, the LLC Agreement, and the form of ABRH Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and such documents, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement and material exhibits have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Agreement to be characterizations of the actual state of facts or condition of J. Alexander’s, Parent, ABRH, the Operating Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that J. Alexander’s and ABRH publicly file with the SEC.

Cautionary Statement Regarding Forward Looking Information

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this communication, particularly information regarding the expected date of closing and potential benefits of the transactions, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the requisite approvals by the Company’s shareholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the effects of disruptions to business operations resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that costs or difficulties related to the integration of the Company and ABRH operations will be greater than expected; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected. Further, the businesses of the Company and ABRH remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, ABRH and J. Alexander’s will be filing documents with the SEC, including the filing by ABRH of a registration statement on Form S-4 that will include a proxy statement of J. Alexander’s that also constitutes a prospectus of ABRH. J. Alexander’s shareholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of J. Alexander’s. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Participants in the Merger Solicitation

J. Alexander’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning J. Alexander’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 2, 2012, and on Amendments No. 1 and No. 2 to its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 30, 2012, and May 15, 2012, respectively. Additional information regarding the interests of participants of J. Alexander’s in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from J. Alexander’s using the contact information above.

Item 3.03.	Material Modification to Rights of Security Holders.

Immediately prior to the execution of the Merger Agreement, the Company amended the Rights Agreement, dated as of March 5, 2012, between the Company and Computershare Trust Company, N.A. (the “Rights Agreement”) exempting the Merger Agreement and the consummation of the transactions in the manner contemplated thereby from the provisions of the Rights Agreement.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the Company, Parent, ABRH and the Operating Company entered into letter agreements with each of the Company’s executive officers, respectively (the “Letter Agreements”), providing that, subject to and effective as of the consummation of the Merger described in Item 1.01 above, certain provisions of employment, severance and retirement agreements between the Company and each executive would be amended.

Pursuant to the Letter Agreements, conditioned upon and effective as of the consummation of the Merger, the provision permitting termination of employment by the employee for “good reason” included in Employment Agreements between the Company and Messrs. Lonnie J. Stout II and J. Michael Moore, and in a Severance Benefits Agreement between the Company and Mr. Stout, will be revised to exclude from the definition of “good reason” the assignment of the executive officer to a position at the Operating Company in its main corporate office or upscale division office in Nashville, Tennessee with similar duties and responsibilities and substantially similar salary and benefits or their equivalent value as the executive’s salary and benefits prior to the Merger.

In addition, the Letter Agreements will amend certain Salary Continuation Agreements between the Company and each of its executive officers, conditioned upon and effective as of the consummation of the Merger, (i) with respect to Messrs. Stout and Moore, to amend the definition of “Base Salary” included in the Salary Continuation Agreement so that it will be fixed as of the date of the Merger and, (ii) with respect to Messrs. Stout, R. Gregory Lewis, Moore and Mark A. Parkey, to suspend the obligation of the Company and its successors to establish and fund a “rabbi trust” with respect to certain retirement benefits upon a change in control of the Company for so long as FNSO and its affiliates retain at least a 40% combined economic interest in the Operating Company, in exchange for Parent’s and ABRH’s guarantee of the obligation to pay those amounts if they become due during such period.

Entry into each of the foregoing Letter Agreements was required by Parent, ABRH and the Operating Company prior to their entry into the Merger Agreement and effectively limits the contractual benefits to the executive officers under the amended agreements.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Letter Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto and are incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 22, 2012, the Board of Directors of the Company adopted Amended and Restated Bylaws (the “Bylaws”) to remove the requirement formerly contained in Section 2(a) of the Bylaws that the annual meeting of the shareholders of the Company be held during the third, fourth or fifth month following the end of the Company’s fiscal year. The description of this amendment is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

2.1	Agreement and Plan of Merger, dated as of June 22, by and among Fidelity National Financial, Inc., American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., Fidelity Newport Holdings, LLC, and J. Alexander’s Corporation*

3.1	Amended and Restated Bylaws of J. Alexander’s Corporation

4.1	First Amendment to Rights Agreement, dated June 22, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A.

10.1	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Lonnie J. Stout II

10.2	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and R. Gregory Lewis

10.3	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and J. Michael Moore

10.4	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Mark A. Parkey

*	Certain schedules and immaterial attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: June 28, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 22, by and among Fidelity National Financial, Inc., American Blue Ribbon Holdings, Inc., Athena Merger Sub, Inc., Fidelity Newport Holdings, LLC, and J. Alexander’s Corporation*

3.1	Amended and Restated Bylaws of J. Alexander’s Corporation

4.1	First Amendment to Rights Agreement, dated June 22, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A.

10.1	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Lonnie J. Stout II

10.2	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and R. Gregory Lewis

10.3	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and J. Michael Moore

10.4	Letter Agreement, dated June 22, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Mark A. Parkey

*	Certain schedules and immaterial attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.